                                                                       Exhibit 7

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the use of our reports dated February 2, 1999 with respect with respect to the consolidated financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company - First Variable Annuity Fund E, in Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-05053) and the related Prospectus of First Variable Life Insurance Company.




                                             ERNST & YOUNG LLP


Chicago, Illinois
April 24, 2000

                                                                       Exhibit 7



                        CONSENTS OF INDEPENDENT AUDITORS


We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 10, 2000, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - Separate Account VL dated March 17, 2000, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment No. 4 to Registration Statement (Form S-6, No. 333-05053) of Capital One Pay VL.



                                     KPMG LLP




Chicago, Illinois
April 24, 2000